UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Sec.240.14a-12

Eargo, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On September 26, 2022, Eargo, Inc. (“Eargo” or the “Company”) first began to send the following email to its stockholders and persons who have opted in to receive the Company’s news alerts as part of its proxy solicitation efforts in connection with Eargo’s 2022 Annual Meeting of Stockholders. Certain information linked within this communication has been previously filed under cover of Schedule 14A.

Subject:  A Message From Eargo CEO Christian Gormsen

A transcript of the above video can be viewed at the bottom of this email.

Dear Stockholder,

I am reaching out to you because your vote is critical.

As I explained in the video you just watched, we need the approval of stockholders on two key proposals in order to conduct our proposed rights offering and fulfill our agreement with Patient Square Capital. Eargo and its Board of Directors urge stockholders to vote FOR Proposal Five and Proposal Six.

If the Company does not receive a majority stockholder vote for proposals five and six, we will be unable to complete the Rights Offering and, as a result, be in default under our Note Purchase Agreement with Patient Square Capital. A default could result in stockholders losing all or substantially all of their investment in our common stock. We need stockholders to vote FOR the proposals to help ensure this does not happen.

We urge you to vote as soon as possible ahead of our 2022 Annual Meeting of Stockholders to be held on October 12, 2022 at 11 A.M. Pacific Time. You can vote easily using the voting link within this email. For assistance with voting your shares you can call Morrow Sodali, our proxy solicitor, at (877) 787-9239, or send a message to EAR.info@investor.morrowsodali.com.

Please visit our website here for more information on the rights offering, Proposals Five and Six, the other proposals and how to vote. We also urge all stockholders to read our Definitive Proxy Statement, which was mailed to all stockholders on or about September 14, 2022 and is available on our investor relations website.

Thank you so much for your time and continued support of Eargo.

Sincerely,

Christian

Have questions or need help voting your shares? Read on for more information, or call or e-mail Morrow Sodali, EAR’s proxy solicitor, at (800) 662-5200 or EAR.info@investor.morrowsodali.com.

Video Transcript:

Hi, I’m Christian Gormsen, President and CEO of Eargo.  And I’m excited to speak with you today about our annual meeting on October 12th and the importance that you, as a stockholder, vote on a number of critical proposals that are key to the Company’s future.  Specifically, we urge stockholders to vote FOR Proposals Five and Six.

As a brief background for Proposals Five and Six, in June of 2022, we closed a $100 million convertible note financing with Patient Square Capital that is providing critical capital allowing us to focus on our core business initiatives.

The notes are a form of debt that must be repaid or converted.  That debt is secured against the Company’s assets.  The Note Purchase Agreement provides that we must complete what is called a Rights Offering by December 24, 2022.  The proceeds from the Rights Offering will be used to repay Patient Square’s notes at a premium, and any notes not repaid would be converted into shares of the Company.  Importantly, the rights offering gives our existing stockholders the opportunity to purchase their pro rata share of 375 million newly issued shares of our common stock at a purchase price of $0.50 per share.  The Rights Offering will allow stockholders to participate in financing the Company and avoid a reduction in their percentage shareholdings of the Company.

Here’s why - Depending on the level of stockholder participation in, and the timing of, the offering, Patient Square may end up owning as much as 90.5% of the Company if no stockholders participate in the offering, or not own any of the Company if stockholders purchase all 375 million shares.

Following the completion of the Rights Offering, the Company will have no debt on its balance sheet.

Here’s where your vote is critical – in order to complete the Rights Offering, we need the approval of stockholders on two key proposals.  Eargo and its Board of Directors urge stockholders to vote FOR Proposal Five and Proposal Six.

If the Company does not receive a majority stockholder vote for proposals five and six, we will be unable to complete the Rights Offering and, as a result, be in default under our Note Purchase Agreement with Patient Square.  In that scenario, Patient Square could demand immediate repayment of the Notes.  Since we do not believe we would have the cash to make that repayment, Patient Square could begin seizing the company’s assets and stockholders would likely lose all or substantially all of their investment in our common stock.  We need stockholders to vote FOR the proposals to help ensure this does not happen.

Please see our voting web site for more information on the Rights Offering, Proposals Five and Six, the other proposals and how to vote.

For more information, including a multi-scenario analysis of possible outcomes, please review our Definitive Proxy Statement, which was mailed to all stockholders on or about September 14, 2022 and is available on our investor relations website.

Thank you so much for your time and continued support of Eargo.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact contained in this communication are forward-looking statements, including statements regarding the investment by Patient Square Capital, including the conversion of the notes, the terms of the anticipated rights offering, including the timing of the anticipated rights offering, or if it will occur at all, stockholder participation in the offering and the results of certain related proposals to be voted on by stockholders.  Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to the conversion of the notes issued pursuant to the Patient Square Capital investment; the timing of the anticipated rights offering, or if it will occur at all, stockholder participation in the offering and the results of certain related proposals to be voted on by stockholders.  These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission (the “SEC”).  Any forward-looking statements in this communication are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this communication.  Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement (as amended, the “Definitive Proxy Statement”) with the SEC for the Annual Meeting to which this communication relates and has mailed the Definitive Proxy Statement and other proxy solicitation materials to record holders as of September 6, 2022.  Before you vote, you should read the Definitive Proxy Statement and other documents the Company has filed with the SEC for more complete information about the Company, the 2022 Annual Meeting and the proposals to be voted on. The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering.   You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain copies of the Definitive Proxy Statement and the other proxy solicitation materials, including a replacement proxy card, as well as the prospectus, by contacting Morrow Sodali, the Company’s proxy solicitor and the information agent for the offering, at:

Morrow Sodali LLC
333 Ludlow Street
5th Floor, South Tower
Stamford, Connecticut 06902
Individuals call toll-free: (800) 662-5200
Banks and Brokerage Firms, please call (203) 658-9400
E-mail: EAR.info@investor.morrowsodali.com

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposals to be voted on by stockholders at the Company’s Annual Meeting. Information about the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement for the Annual Meeting, which was filed with the SEC on September 13, 2022, and in other documents filed by the Company, including on behalf of such individuals, with the SEC.

No Offer or Solicitation

This communication shall not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed rights offering or (ii) an offer, nor a solicitation of an offer, of the sale or purchase of securities, nor shall any securities of the Company be offered or sold in any jurisdiction in which such an offer, solicitation or sale would be unlawful. It is an outline of matters for discussion only.  Neither the SEC nor any state securities commission has approved or disapproved of the transactions contemplated hereby or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.  In connection with the proposed rights offering transaction discussed herein and the stockholder votes related thereto, a registration statement on Form S-1 (File No. 333-267071) (the “Registration Statement”) was filed with the SEC on August 25, 2022 and the Definitive Proxy Statement related to the Company’s 2022 Annual Meeting of Stockholders to be held on October 12, 2022 was filed with the SEC on September 13, 2022.  The Company intends to file other relevant materials with the SEC in connection with the proposals to be voted on by the stockholders.  Stockholders of the Company are urged to read the Registration Statement and the documents incorporated by reference therein and the Definitive Proxy Statement before making any voting or investment decision with respect to the stockholder proposals and the proposed rights offering, respectively, because they will contain important information regarding such proposals and the proposed rights offering transaction.  You should not construe the contents of this communication as legal, tax, accounting or investment advice or a recommendation.  You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein.